UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  December 18, 2018

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, Pier 1 Imports, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") with the Securities and Exchange Commission reporting, among other things, that on December 18, 2018, the Company appointed Cheryl A. Bachelder, a director of the Company, as Interim Chief Executive Officer. Ms. Bachelder succeeded Alasdair B. James who stepped down as President and Chief Executive Officer effective December 18, 2018.

This Amendment No. 1 to the Original Form 8-K amends the Original Form 8-K with respect to certain terms of Ms. Bachelder’s compensation while she serves as Interim Chief Executive Officer.  Ms. Bachelder’s annual cash compensation while serving as Interim Chief Executive Officer will total $1,250,000.  The $1,250,000 will be paid to Ms. Bachelder monthly in the form of base salary in accordance with regular payroll procedures, and she will forgo her annual retainer for serving as a member of the Company’s board of directors while serving as Interim Chief Executive Officer.  She will not participate in the Company’s short-term or long-term incentive programs for executive officers.  Ms. Bachelder’s annual equity award granted on June 26, 2018 upon her reelection to the board of directors at the Company’s 2018 annual meeting of shareholders will remain in effect during her service as Interim Chief Executive Officer. The restricted stock units will vest in full on the date of the 2019 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	January 4, 2019	By:	/s/ Nancy A. Walsh
Nancy A. Walsh, Executive Vice President and Chief Financial Officer